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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2013 (except for Note 2, as to which the date is November 29, 2013) in the Registration Statement (Form S-1) and related Prospectus of The Michaels Companies, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Dallas, TX
December 20, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm